   As filed with the Securities and Exchange Commission on February 5, 1998

                                            Registration Statement No. 333-45329
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                         ----------------------------
                         ----------------------------

                                AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                         ----------------------------

                   AMERICAN GENERAL HOSPITALITY CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

          Maryland                                          75-2648842
(State or Other Jurisdiction of                          (I.R.S. Employer
 Incorporation or Organization)                       Identification Number)

                           5605 MacArthur Boulevard
                                  Suite 1200
                             Irving, Texas  75038

              (Address, Including Zip Code and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                                Steven D. Jorns
                Chairman, Chief Executive Officer and President
                           5605 MacArthur Boulevard
                                  Suite 1200
                             Irving, Texas  75038

           (Name Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)
                                   copy to:

                              Peter M. Fass, Esq.
                          Steven L. Lichtenfeld, Esq.
                            Leslie H. Loffman, Esq.
                               Battle Fowler LLP
                              75 East 55th Street
                           New York, New York  10022

     Approximate date of commencement of proposed sale to public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
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                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          Set forth below is an estimate of the approximate amount of the fees and expenses (other than underwriting commissions and discounts) payable by the Registrant in connection with the issuance and distribution of the shares of Common Stock.

Securities and Exchange Commission, registration fee..   21,724
Printing and mailing expenses.........................   10,000
Accountant's fees and expenses........................    5,000
Blue Sky fees and expenses............................    5,000
Legal fees............................................  110,000
Miscellaneous expenses................................   48,276
                                                        -------

              Total...................................  200,000
                                                        =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter of the Company contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

     The Charter of the Company obligates it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding whether or not by or in the right of the Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, trustee, partner, member, agent or employee of another corporation, partnership, limited liability company, association, joint venture, trust or other enterprise. The Charter also permits the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

     The MGCL requires a Maryland corporation (unless its charter provides otherwise, which the Company's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any Maryland proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the

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Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

     The Company has purchased director and officer liability insurance for the purpose of providing a source of funds to pay any indemnification described above.


ITEM 16.  EXHIBITS

2.1 -- Common Stock Purchase Agreement for 688,837 shares of common stock by and between American General Hospitality Corporation, ABKB/LaSalle Securities Limited Partnership, as agent for and for the benefit of certain clients, dated September 9, 1997 (filed as Exhibit 2.1 on the Registrant's Form 8-K (File No. 1-11903) and incorporated herein by reference).

2.2 -- Common Stock Purchase Agreement for 1,982,868 shares of common stock by and between American General Hospitality Corporation, ABKB/LaSalle Securities Limited Partnership and LaSalle Advisors Limited Partnership, as agent for and for the benefit of certain clients, dated September 9, 1997 (filed as Exhibit 2.2 on the Registrant's Form 8-K (File No. 1-11903) and incorporated herein by reference).

4.1 -- Form of Share Certificate (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-11 (File No. 333-4568) and incorporated herein by reference).

5.1   -- Opinion of Battle Fowler LLP.

8.1   -- Opinion of Battle Fowler LLP as to Tax Matters.

8.2   -- Opinion of Coopers & Lybrand L.L.P. as to Texas Franchise Tax Matters.

23.1  -- Consent of Battle Fowler LLP (included in Exhibits 5.1 and 8.1).

23.2 -- Consent of Coopers & Lybrand L.L.P. as to its opinion on Texas Franchise Tax Matters (included in Exhibit 8.2).

23.3  -- Consent of Coopers & Lybrand L.L.P.

*24.1 -- Power of Attorney (included on signature page hereto).

_________________
* Previously filed.

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered

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would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of a prospectus pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the act, and will be governed by the final adjudication of such issue.

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                                 SIGNATURES

     Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas, on the 5th day of February, 1998.

                         AMERICAN GENERAL HOSPITALITY CORPORATION
                          a Maryland corporation (Registrant)


                         By:                      *
                            ---------------------------------------------
                              Steven D. Jorns
                              Chairman of the Board, Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.


          SIGNATURE                                 TITLE                            DATE
          ---------                                 -----                             ----

              *                  Chairman of the Board, Chief Executive   February 5, 1998
-------------------------------  Officer, President and Director
------
Steven D. Jorns

/s/ Kenneth E. Barr              Executive Vice President, Chief          February 5, 1998
-------------------------------  Financial Officer, Secretary,
Kenneth E. Barr                  Treasurer and Principal Accounting
                                 Officer

              *                  Director                                 February 5, 1998
-------------------------------
H. Cabot Lodge III


              *                  Director                                 February 5, 1998
-------------------------------
James R. Worms

              *                  Director                                 February 5, 1998
-------------------------------
James McCurry

              *                  Director                                 February 5, 1998
-------------------------------
Kent R. Hance

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

          SIGNATURE                                 TITLE                            DATE
          ---------                                 -----                             ----

*By: /s/ Kenneth E. Barr                                                  February 5, 1998
------------------------
       Kenneth E. Barr
       Attorney-in-Fact


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